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Exhibit 21                                                     Page 1 of 1
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
                                        PGI INCORPORATED
                                          SUBSIDIARIES

                                         State of           Relationship
                                         --------           ------------
                                         Incorporation
                                         -------------
Sugarmill Woods, Inc.                    Florida            Wholly owned <F1>
Sugarmill Woods Management, Inc.         Florida            Wholly owned <F1>
Deep Creek Utilities, Inc.               Florida            Wholly owned <F1>
Southern Woods, Incorporated             Florida            Wholly owned by Sugarmill Woods, Inc.
Burnt Store Marina, Inc.                 Florida            Wholly owned <F1>
Punta Gorda Isles Sales, Inc.            Florida            Wholly owned <F1>
Burnt Store Utilities, Inc.              Florida            Wholly owned <F1>
Gulf Coast Credit Corporation            Florida            Wholly owned <F1>
Sugarmill Woods Sales, Inc.              Florida            Wholly owned by Sugarmill Woods, Inc.
Sugarmill Construction, Inc.             Florida            Wholly owned by Sugarmill Woods, Inc.

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<F1> Included in the Company's consolidated financial statements.

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